UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	4.01	Change in Registrant’s Certifying Accountant.

   On November 4, 2008, the Audit Committee of the Board of Directors of ExpressJet Holdings, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm starting with the annual audit for the calendar year ending December 31, 2009.  The reports of Ernst & Young on the financial statements of the Company for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and subsequent interim period through the date of this filing, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.    Further, there have been no reportable events as defined under Item 304 of Regulation S-K.

     The Company provided Ernst & Young with a copy of this Current Report of Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.   The Company will promptly file this letter when it is received.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: November 10, 2008	/s/ Phung Ngo-Burns
Phung Ngo-Burns Vice President, Finance and Chief Financial Officer